                                                        Exhibit 99
                                                        AT&T Capital Corporation

Listing of Certain Debt Securities of Newcourt Credit Group Inc.
as of February 27, 1998

             Description                                    Cdn. $                 Cdn. $
U.S. Unsecured Senior Notes (U.S. $)
  bearing interest varying from 6.95%
  to 7.12% and maturing in years 2000
  to 2005                                                 149,001,200
U.S. Unsecured Senior Notes (U.S. $)
  bearing interest at 8.26% and
  maturing in year 2005                                   143,280,000
                                                          -----------
                                                                                  292,291,200

Medium Term Notes (Cdn. $)
  bearing interest varying from 4.40%
  to 9.34% and maturing in years 1998
  to 2007                                               1,118,432,000
Debenture (Cdn. $)
  bearing interest at 7.625%
  and maturing June, 2001                                 124,802,000
Debenture (Cdn. $)
  bearing interest at 6.45%
  and maturing June, 2002                                 149,782,000
                                                          -----------
                                                                                1,393,016,000
Commercial Paper and Other Short-
 Term Borrowings
  U.S. Bank Facility (U.S. $)                                       0
  Commercial Paper (U.S. $)                               274,124,000
                                                                                  274,124,000
                                                                                -------------
Total                                                                           1,959,431,200